Exhibit 21
                             THERMOLASE CORPORATION

                         Subsidiaries of the Registrant

         At November 30, 1996, ThermoLase Corporation owned the following companies:


                                State of Jurisdiction          Registrant's
    Name                          or Incorporation            % of Ownership
    ------------------------------------------------------------------------

    CBI Laboratories, Inc.              Texas                       100